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                                                                    EXHIBIT 10.9


                                    AGREEMENT

         This Agreement by and between Avitar, Inc., 65 Dan Road, Canton, Massachusetts 02021 (hereinafter "AVITAR") and Americare Health Scan, Inc, 20 N.W. 181st Street, Miami, Florida 33169 (hereinafter "AMERICARE") is entered into and effective on the day on which both parties have executed this Agreement as shown by the execution dates below.

WHEREAS:

         AMERICARE represents and warrants that it owns the entire right title and interest with respect to certain patent applications for patent rights as set forth in Exhibit A, which rights are directed to the use of a foam material as a saliva collection device ("Patent Rights"). None of those applications, at the present time, has matured into a patent.

         AMERICARE is presently engaged in an interference proceeding with Henry Schur and Nicolas Levandoski, officers and employees of SMLX Technologies, Inc. in connection with one or more patent applications, which are directed to the use of a foam material as a saliva collection device.

         AVITAR has developed expertise and know-how in formulating devices from foam materials, particularly from HYPOL(R) materials.

         AMERICARE would like AVITAR to supply it with fluid collection devices using foamed materials like HYPOL(R) materials.

         AVITAR is willing to make and supply such fluid collection devices to AMERICARE.

         AVITAR would also like to make and supply such fluid collection devices to other parties.


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         AMERICARE represents and warrants that it has disclosed in Exhibit A all patent applications in which it has rights relating to the use of a foam material as a saliva collection device.

         AMERICARE represents and warrants that it has the right to enter into this Agreement and the Patent Rights licensed herein to AVITAR hereunder are not encumbered, except as specifically stated herein.

         AVITAR is relying upon the representations and warranties made by AMERICARE in entering into this Agreement.

         AMERICARE agrees to hold AVITAR harmless for any damages suffered due to any errors in these representations.

THE PARTIES AGREE AS FOLLOWS:

1.       Definitions

         1.1 Affiliate - any business entity including, without limitation, any company, corporation, partnership, proprietorship, or any other business entity that is controlled by AVITAR or AMERICARE as a result of an ownership or beneficial interest, wherein 20% interest in such business entity is understood and agreed to establish the requisite control within the letter and spirit of this Agreement. All references to AVITAR or to AMERICARE in this Agreement are understood and agreed to include any Affiliates.

         1.2 Licensed Products - any device that uses foamed HYPOL(R) or similar materials and is within the claims of a valid patent and/or patent application referenced herein under the Patent Rights.


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         1.3      Net Selling Price - the selling price for any Licensed Product in an arms length transaction to a third party (i.e., not a Party Controlled Business) less accepted returns, breakage, spoilage (e.g., out of date devices) for which credit is given to a customer, shipping and transportation costs paid by AVITAR, insurance charges, excise and sales taxes paid or absorbed by AVITAR, customs duties and consular fees, and discounts applied and received.

         1.4 Patent Rights - any patents issuing from the applications set forth in Exhibit A, any divisions, continuations, continuations-in-part, and any foreign patents corresponding to any such patents, and any other patents owned entirely or in part by AMERICARE that cover a saliva collection device using a foam that would dominate such patents. Patent Rights, as set forth herein, does not include any subsequently filed patent applications or patents issued thereon for saliva collection devices directed to specific structural features of the collection device, which are owned by AMERICARE and not included in Exhibit A.

2.       License

         2.1 AMERICARE hereby grants to AVITAR an exclusive license under the Patent Rights to manufacture, use and sell Licensed Products throughout the world, including immunity to suit to all AVITAR customers to use and/or sell such Licensed Products purchased from AVITAR and subject to this Agreement, EXCEPT that this license does not permit AVITAR to make Licensed Products for or sell Licensed Products to Henry B. Schur, Nicholas G. Levandoski, or Jack L. Aronowitz, or Simplex Medical Systems, Inc., Analyte Diagnostics, Inc., SMXL Technologies, Inc., TCPI, or to


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AGREEMENT
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any company that is owned or controlled by any of them, which right is reserved to AMERICARE.

3.       Royalties

         3.1 During the term in which the Licensed Products are covered by any valid and existing Patent Rights, AVITAR agrees to pay to AMERICARE a royalty on the sale of each Licensed Product sold to a third party, the royalty being computed as the greater amount of:

         (a) 10% of the Net Selling Price of a Licensed Product sold as a separate collecting device, or

         (b) for each Licensed Product wherein the collection device is part of a diagnostic test device or a diagnostic test kit, $0.075 per unit of Licensed Product or the amount computed under (a) for the LICENSED PRODUCT as sold separately during the same royalty period and in the same quantity, whichever is greater.

         3.2 For sales to AMERICARE, no royalty will be due from AVITAR and the price to AMERICARE will reflect the lack of obligation to pay to AMERICARE a royalty thereon.

         3.3 No royalties will be due hereunder until AMERICARE notifies AVITAR of the issuance of a patent under the Patent Rights. However, beginning with the effective date of this Agreement, AVITAR will pay into an escrow account the royalties calculated according to Paragraph 3.1 and report to AMERICARE in accord with the Reporting and Accounting obligations set forth herein. When the first patent under the Patent rights issues, AVITAR will pay to AMERICARE the accumulated royalties


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held in the escrow account within thirty (30) days of receipt of a copy of the issued patent.

         3.4 If the patent of a third party prevents AVITAR from selling any Licensed Product and AVITAR is required to pay a royalty to such third party, the royalty to such third party may be deducted from the royalty due to AMERICARE under paragraph 3.1, provided that the royalty due under this Agreement may not be reduced by more than 50%.

4.       Reporting and Accounting

         4.1 AVITAR agrees to maintain records sufficient to show the sales of all Licensed Products.

         4.2 AMERICARE shall have the right to request that an independent certified public accountant inspect the records of AVITAR during normal business hours and, upon reasonable notice, AVITAR shall cooperate with such inspection. However, the right to inspect records for any particular calendar year shall extend only for two (2) years after the close of such calendar year.

         4.3 After receiving notification of an issued patent under the Patent Rights, AVITAR shall make quarterly reports of the quantities of Licensed Products sold during the preceding calendar quarter, the report to be made within 45 days of the end of such calendar quarter and to be accompanied by a calculation of the royalties due and payment for the royalties due. If the time during a calendar quarter in which notice is given of the issue of a patent under the Patent Rights is more than half way


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through the calendar quarter, the first report will not be due until after the end of the first full calendar quarter after notice is given.

5.       Supply of Product to AMERICARE

         5.1 AMERICARE agrees to purchase its requirements for Licensed Products from AVITAR as long as the price charged to AMERICARE for such products is competitive and at least equal to the lowest price charged by AVITAR to a third party for the same product and quantity at the time of any specific order. Further, AVITAR agrees to sell saliva collectors in accord with the present design to AMERICARE for no more than $0.28 per collector (based on today's costs and dollar value, subject to revision in accord with the Boston regional Consumer Price Index, and subject to revision for changes in design of the collector. In addition, if AVITAR is required to pay a royalty to a third party, any such royalty payment may be added to the price charged to AMERICARE.

         5.2 AVITAR agrees to supply to AMERICARE collecting devices using foamed HYPOL(R) materials (or like materials) covered by the Patent Rights and forecast by AMERICARE by 12 month extended sales forecasts made at least yearly and updated quarterly, provided that the purchases of such devices by AMERICARE do not vary more than +/- 10% from the forecast amount. AVITAR agrees to charge AMERICARE no more than the best price offered to any other party for the same quantity of Licensed Product at the time of any specific order, provided that such price also may include a royalty to a third party if AVITAR is required to pay it.


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         5.2      If AVITAR fails to meet the purchase requirements of
AMERICARE, reasonably forecast in accord with paragraph 5.1, then AMERICARE may license another party to supply such devices to AMERICARE.

6.       Term and Termination

         6.1 The term of this Agreement shall extend until terminated in accord with the provisions herein, or until the last to expire of the Patent Rights.

         6.2 This Agreement may be terminated at any time by AVITAR provided it continues to satisfy its obligations under Section 5 for at least six (6) months after notifying AMERICARE of its termination.

         6.3 This Agreement may be terminated at any time by AMERICARE if AVITAR fails to maintain records, provide reports or pay the royalties due under this agreement, provided that AMERICARE notifies AVITAR of the default and AVITAR fails to cure the default within thirty (30) days of notice.

         6.4 This Agreement may be terminated at any time by AMERICARE provided it has no patents under the Patent Rights and has abandoned any and all patent applications that might provide Patent Rights within the scope of this Agreement. Any early termination by AMERICARE, except for cause, shall automatically provide to and vest in AVITAR a covenant by AMERICARE not to sue under any patent within the scope of the Patent Rights.

         6.5 All financial obligations of a Party under this Agreement shall survive the expiration and termination of this agreement.


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7.       Force Majeure

         7.1 Any delays in or failure of performance by either party under this Agreement shall not be considered a breach thereof, if and to the extent caused by occurrence beyond the control of the party affected, including but not limited to decrees of Government, acts of God, strikes or other concerted acts of workmen, fires, floods, explosions, riots, war, rebellion and sabotage. The foregoing shall not be considered a waiver of either party's obligations under this Agreement and, as soon as the effects of such occurrence shall cease to operate, the party affected thereby shall promptly fulfill its obligations under this Agreement.

8.       Confidentiality

         8.1 The existence of this Agreement, including any and all Exhibits and Modifications thereto, shall be secret and confidential and shall not be disclosed to any third party without the express written consent of the other party. It is understood that to the extent such Agreement is material and the disclosure thereof mandated by Statute and/or Administrative Regulation of a governmental agency, the Parties shall provide a "summary" thereof, to the extent permissible, in lieu of the full text thereof. This obligation for secrecy/non-disclosure shall continue for the term of this Agreement and at least 5 years subsequent to the expiration and termination of this Agreement, unless a shorter term is specified with regard to a particular subject matter.

         8.2 It is recognized and acknowledged that non-compliance of a Party's obligation to the other with respect to non-disclosure of confidential and secret


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business and technical information cannot be adequately compensated by damages and thus only injunctive relief will adequately protect such interest.

9.       Notice

         9.1 All notices to a party under this Agreement shall be in writing and shall be sufficient if mailed to the party as set forth herein:

         To AVITAR -

                  President
                  Avitar, Inc.
                  65 Dan Road
                  Canton, MA 02021

         To AMERICARE -

                  President
                  AMERICARE Health Scan, Inc.
                  20 N.W. 181st street
                  Miami, FL 33169

  10.    Venue and Jurisdiction

         10.1 It is agreed by the parties that any action to enforce or construe this Agreement, when brought by AVITAR, shall be brought only in Florida, and when brought by AMERICARE, shall be brought only in Massachusetts. Any action brought in a jurisdiction other than as set forth above, shall upon motion timely made in accordance with local practice and procedure, be transferred or dismissed by the Court in which such action has been brought, consistent the parties intentions as set forth herein.


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11.      Future Developments

         11.1 It is understood that each of the Parties to the Agreement has and shall continue to develop and acquire technology and business interests, which are outside the scope of the relationship contemplated by this Agreement. Thus, this Agreement is not intended, either explicitly or by implication, to convey any interest or create any obligation in favor of any party with respect to subject matter outside the scope of Patent Rights.

12.      Understanding and Modification

         12.1 This Agreement cancels and supersedes all previous agreements between the parties regarding the subject matter of this Agreement.

         12.2 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges all prior discussions relating thereto between the parties. Neither party shall be bound by any condition, definition, warranty, or representation with respect to the subject matter of this Agreement other than as expressly provided in this Agreement.

         12.3 Any modification of this Agreement must be in writing duly signed by both parties.

13.      Miscellaneous

         13.1 Neither this Agreement nor any rights or benefits hereunder shall be assignable or transferable by either party hereto without the written consent of the other party, which shall not be unreasonably withheld, except in connection with the


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purchase and sale of the party's entire business in connection with the Licensed
Products.

         13.2 The waiver by either party hereto of any right hereunder or failure to perform or breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure to perform by said other party whether of similar nature or otherwise.

         13.3 This Agreement shall be executed in two counterparts, each of which shall for all purposes be deemed an original.

14.      Authority to Enter into Agreement

         14.1 The execution of this Agreement by each of the representatives of the parties has been authorized, to the extent necessary, by the Boards of Directors of the companies which are parties hereto.


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IN WITNESS WHEREOF, the respective parties hereto have caused this Agreement to be executed in duplicate, each copy of which to be considered as an original, by their respective representatives hereunto duly authorized, as of the day and year of the last party to execute this Agreement as noted below.

AMERICARE HEALTH SACAN, INC.

By:  /s/ Joseph P. D'Angelo               Date:
   -------------------------------             -------------------------
    Joseph P. D'Angelo
    President

                                       ATTEST:
                                              --------------------------

AVITAR, INC.


By:  /s/ Peter Phildius                   Date: 3/28/00
   -------------------------------             -------------------------
    Peter Phildius
    Chairman, Board of Directors



                                       ATTEST: /s/
                                              --------------------------


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 Date:


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                                   EXHIBIT "A"


 Title of Application, Filing Date, Serial Number

1. Saliva Sample Collection System; filed May 9, 1995, (CIP of 08/239,726 filed May 9, 1994)

2.       Saliva Sample Collection System; filed May 9, 1995, PCT/US95/05889



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